Exhibit 99.1

Getty Images Reports Second Quarter 2022 Results

New York, NY, August 10, 2022 – Getty Images Holdings, Inc. (“Getty Images”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the second quarter ended June 30, 2022.

“We are pleased to report strong second quarter results as we enter the public markets following the successful completion of our business combination last month with CC Neuberger,” said Craig Peters, Chief Executive Officer of Getty Images. “For more than 27 years Getty Images has been a leading visual content creator and marketplace and we are excited to continue to execute our growth strategy through this next chapter, supported by our strong balance sheet and continued profitability.”

Second Quarter 2022 Financial Summary:

•	Revenue of $233.3 million, grew 4.1% year over year. On a currency neutral basis, revenues increased 8.3%.
o	Creative revenue of $146.7 million, down 1.0% year over year and up 3.0% on a currency neutral basis.
o	Editorial revenue of $82.9 million, up 15.0% year over year and 19.8% on a currency neutral basis.
o	Annual Subscription Revenue as a percentage of total revenue grew to 48.2% up from 44.3% as of Q2 2021 and up from a finish of 45.6% at the end of 2021.
•	Net Income of $38.7 million, up from $12.5 million as of Q221. Net income margin of 16.6%, up from 5.6% as of Q221.
•	Adjusted EBITDA* of $74.1 million, grew 5.5% year over year and 11.6% on a currency neutral basis. Adjusted EBITDA Margin remained consistently strong in the quarter at 31.7% up from 31.3% in Q221.
•	Adjusted EBITDA less capex was $59.9M, up 6.0% and 13.2% on a currency neutral basis.
•	Net cash provided by operating activities of $30.9 million, compared to $46.5 million in the prior year period.
•	Free cash flow of $16.8 million, compared to $32.9 million in the prior year period.
•	Ending cash balance on June 30, 2022, was $213.8 million, an increase of $97.6 million from June 30 2021, and $27.5 million from the ending balance on December 31 2021. We have $80 million available through our Revolver, for total liquidity of $293.8 million.
•	Our total debt was $1.732 billion, which included $300 million in senior notes as well as a term loan balance of $1.4315 billion, consisting of $992.6 million in USD and $438.9 million in USD equivalent of Euros, converted using exchange rates as of June 30, 2022.

* Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

Key Performance Indicators

$ millions	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Y/Y Change
LTM total purchasing customers (thousands)[1]	749	766	794	825	843	+12.6%
LTM total active annual subscribers (thousands)[2]	66	70	75	81	89	+34.8%
LTM paid download volume (millions)[3]	85	87	89	89	93	+9.4%
LTM annual subscriber revenue retention rate[4]	98.7%	102.3%	104.5%	104.6%	101.9%	+320	bps
Image collection (millions)[5]	443	450	458	466	474	+7.0%
Video collection (millions)[5]	18	19	20	21	22	+22.2%
LTM video attachment rate[6]	11.9%	12.1%	12.1%	12.1%	12.2%	+30	bps

Note: the Key Operating Metrics outlined are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction.

LTM - Last twelve months

Annual subscription - includes all products and subscriptions with a duration of 12 months or longer

1 The count of total customers who made a purchase within the reporting period based on billed revenue.

2 The count of customers who were on an annual subscription product during the reporting period.

3 A count of the number of paid downloads by our customers in the reporting period.

4 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period. The 2021 retention rates have some benefit from the COVID impacted comparison in 2020.

5 A count of the total images and videos in our content library as of the reporting date.

6 A measure of the percentage of total paid customer downloaders who are video downloaders. The underlying calculation of this metric was changed vs. previously reported metrics.  This change was made to exclude the impact of downloader activity from our free trial subscriptions which are skewed entirely to stills-only content.

Second Quarter 2022 Business Highlights:

•	Announced exclusive, multi-year global partnership with Penske Media Corporation as exclusive global distribution partner.
•	Editorial business gained momentum post pandemic with second quarter partnerships including Cannes Film Festival, The Met Gala, Stanley Cup Playoffs, NBA Finals, UEFA Champions League, among others.
•	Launched the Black History & Culture Collection which provides free, non-commercial access to content from the 1800s to present day to educators, academics, and researchers to enable them to tell untold stories around Black history and culture.
•	Launched VisualGPS Insights, a new interactive tool designed to help our customers choose the right imagery, backed up with data and visual guidance.

Financial Outlook for Full Year 2022

•	Revenue of $955 million to $980 million on a currency neutral basis equating to year-on-year growth of 4.0% to 6.7%.
•	Adjusted EBITDA of $310 million to $320 million on a currency neutral basis equating to year-on-year growth of .2% to 3.5%.
•	With the business combination with CC Neuberger Principal Holdings II completed, we plan to use approximately $275 million of cash (inclusive of any applicable prepayment premiums) to repay a portion of the Company’s indebtedness. The Company is currently evaluating which indebtedness it will repay but has not yet made a determination. As of the Closing Date on July 22, 2022, the net Debt to Adjusted EBITDA leverage ratio was 4.3X a strong improvement from 5.1X as of December 31, 2021.

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Wednesday, August 10, 2022, to discuss its second quarter 2022 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13731554.

About Getty Images

Getty Images is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves over 1 million customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 496,000 contributors and approximately 300 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography. For company news and announcements, visit our Press Room.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “opportunity,” “upside,” “target”, or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by our existing customers; the user experience of the Company’s customers on its website; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of inhouse photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy; our inability to effectively manage our growth; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, devaluation and significant political or civil disturbances in international markets where we conduct business; the risk that claims, lawsuits and other proceedings that have been, or may be, instituted against us could adversely affect our business; the inability to maintain the listing of our Class A Common Stock on the NYSE following the Business Combination; the risk that the COVID-19 pandemic and efforts to reduce its spread impacts our business, financial condition, cash flows and operation results more significantly than currently expected; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow our business and manage growth profitably; changes in applicable Laws or regulations; risks associated with our reliance on information technology in critical areas of our operations; and costs related to operating as a public company. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described under the heading “Risk Factors “ in the Form S-1 Registration Statement filed by the Company on August 9, 2022 and in our subsequent filings with the SEC. The foregoing list of factors is not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, and (3) Free Cash Flow.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin

	Q2'21	Q2'22
Net income	$12.5	$38.7
Add/(less) non-GAAP adjustments:
Depreciation and amortization	$25.5	$24.3
Other operating expense - net	$0.4	$0.9
Interest expense	$30.7	$30.0
Fair value adjustments, foreign exchange and other expenses (income) *	$2.9	$(36.4)
Income tax expense	$(3.4)	$15.2
Stock comp expense	$1.6	$1.4
Adjusted EBITDA	$70.2	$74.1
Net income margin	5.6%	16.6%
Adjusted EBITDA margin	31.3%	31.7%

* Fair value adjustments for our swaps and foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related expenses.

Reconciliation of Free Cash Flow

	Q2'21	Q2'22
Net cash provided by operating activities	$46.5	$30.9
Acquisition of property and equipment	(13.6)	(14.1)
Free Cash Flow	$32.9	$16.8

Investor Contact:

Solebury Trout for Getty Images

Investorrelations@gettyimages.com

Media Contacts:

Getty Images

Anne Flanagan

Anne.flanagan@gettyimages.com